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                                                                     EXHIBIT 4.6

CERTIFICATE NUMBER ________             NUMBER OF PREFERRED SECURITIES ________

                   CERTIFICATE EVIDENCING PREFERRED SECURITIES
                                       OF
                       SOUTHERN COMMUNITY CAPITAL TRUST I

         ______% CUMULATIVE CONVERTIBLE TRUST PREFERRED SECURITIES
                 (LIQUIDATION AMOUNT $10 PER PREFERRED SECURITY)

                                                              CUSIP NO. _______

         Southern Community Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of _____ preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the ________% Cumulative Convertible Trust Preferred Securities (liquidation amount $10 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement (as defined herein). The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Preferred Securities are set forth in, and this Certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of January ___, 2002, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Convertible Preferred Securities Guarantee Agreement entered into by Southern Community Financial Corporation, a North Carolina corporation, and Wilmington Trust Company as guarantee trustee, dated as of January ____, 2002, as the same may be amended from time to time (the "Guarantee"), to the extent provided therein. The Trust shall furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this Certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         Unless the Certificate of Authentication has been manually executed by the Authentication Agent, this Certificate is not valid or effective.


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         IN WITNESS WHEREOF, the Administrative Trustees of the Trust have executed this Certificate this ___ day of January 2002.

                                       SOUTHERN COMMUNITY CAPITAL
                                       TRUST I



                                       By:
                                          -------------------------------------
                                          F. Scott Bauer, as Trustee



                                       By:
                                          -------------------------------------
                                          Richard M. Cobb, as Trustee



                                       By:
                                          -------------------------------------
                                          Jeff T. Clark, as Trustee

                                     LEGEND
                           FOR CERTIFICATES EVIDENCING
                        GLOBAL PREFERRED SECURITIES ONLY:

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


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                        [FORM OF REVERSE OF CERTIFICATE]

         The Trust will furnish without charge to any registered owner of Preferred Securities who so requests, a copy of the Trust Agreement and the Guarantee. Any such request should be in writing and addressed to Southern Community Capital Trust I, c/o Secretary, Southern Community Financial Corporation, 4701 Country Club Road, Winston-Salem, North Carolina 27104 or to the Registrar named on the face of this Certificate.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common           UNIF GIFT MIN ACT - under Uniform Gifts
TEN ENT - as tenants by the entireties   to Minors Act and not as tenants
JT TEN - as joint tenants with right of
         survival


         Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:


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     (Please insert social security or other identifying number of assignee)


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                    (insert address and zip code of assignee)

the within Certificate and all rights and interests represented by the Preferred Securities evidenced thereby, and hereby irrevocably constitutes and appoints _____________________________________________________ attorney to transfer the said Preferred Securities on the books of the within-named Trust with full power of substitution in the premises.


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Dated:____________________________      Signature:_____________________________
                                                  Note: The signature(s) to this
                                                  assignment must correspond
                                                  with the name(s) as written
                                                  upon the face of this
                                                  Certificate in every
                                                  particular, without alteration
                                                  or enlargement, or any change
                                                  whatever.

Signature(s) Guaranteed:


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NOTICE: Signature(s) must be guaranteed by an "eligible guarantor institution"
that is a member or participant in a "signature guarantee program" (i.e., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program).

                               CONVERSION REQUEST

To: ____________________, as Conversion Agent under the Trust Agreement of Southern Community Capital Trust I

         The undersigned owner of these Preferred Securities hereby irrevocably exercises the option to convert these Preferred Securities, or the portion below designated, into Common Stock of Southern Community Financial Corporation (the "Common Stock") in accordance with the terms of the Trust Agreement. Pursuant to the aforementioned exercise of the option to convert these Preferred Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Trust Agreement) to (i) exchange such Preferred Securities for a portion of the Debentures (as that term is defined in the Trust Agreement) held by the Trust at the Conversion Ratio specified in the Trust Agreement, and (ii) immediately convert such Debentures on behalf of the undersigned, into Common Stock at the Conversion Ratio specified in the Trust Agreement.

         The undersigned also hereby directs the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


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Date: _________________

Number of Preferred Securities to be converted: ______________

If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons.

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(Sign exactly as your name appears on the other side of this Preferred Security certificate) (for conversion of definitive Preferred Securities only)

Please print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number.

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Signature Guarantee:* ____________________________

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*(Signature must be guaranteed by an "eligible guarantor institution"* that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended)